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                                                                    EXHIBIT 32.1

   CERTIFICATION OF VICE PRESIDENT OF TRUSTEE OF TREASURE ISLAND ROYALTY TRUST
             PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED PURSUANT
                TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven A. Finklea, certify that:

1. I have reviewed the accompanying annual report on Form 10-K for the year ended December 31, 2007 of Treasure Island Royalty Trust, for which U.S. Bank National Association, acts as trustee;

2. based on my knowledge, the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

3. based on my knowledge, the financial statements, and other financial information included in the annual report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in the annual report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), or for causing such controls and procedures and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to be established and maintained, for the registrant and I have:

     a) designed such disclosure controls and procedures, or caused such controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which the annual report is being prepared;

     b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

     c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in the annual report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the annual report based on such evaluation; and

     d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors:

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves persons who have a significant role in the registrant's internal control over financial reporting.

In giving the certifications in paragraphs 4 and 5 above, I have relied to the extent I consider reasonable on information provided to me by Newfield Exploration Company.


Date: March 31, 2008                    By: /s/ Steven A. Finklea
                                            ------------------------------------
                                            Steven A. Finklea
                                            Vice President
                                            U.S. Bank National Association